UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2013

_____________________________________________

Net Medical Xpress Solutions, Inc.

(Exact name of registrant as specified in its charter)

_____________________________________________

Nevada	333-30176	91-1287406
(State of other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5021 Indian School Road NE
Suite 100
Albuquerque, NM	87110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 255-1999

New Mexico Software, Inc.
(Former name, changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 1, 2013, we have functionally amended our Articles of Incorporation, as amended, to change our name to Net Medical Xpress Solutions, Inc.  We accomplished our name change under Nevada corporation law by incorporating a wholly owned subsidiary named Net Medical Xpress Solutions, Inc.  We then merged with our wholly owned subsidiary, in which we are the surviving corporation and our name is Net Medical Xpress Solutions, Inc.  The merger transaction does not involve any change in our authorized, issued and outstanding shares of common stock; except, when surrendered for reissue for any reason will bear the name Net Medical Xpress Solutions, Inc. in place of New Mexico Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

/s/  Richard F. Govatski

Richard F. Govatski,

President and Chief Executive Officer

Date: December 27, 2012